UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55275	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 42nd Street, 16th Floor
New York, New York 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2017, at a special meeting of stockholders (the “Special Meeting”) of Neurotrope, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation (the “Charter”), to be effective immediately, to increase the number of authorized shares of our common stock to 150,000,000 shares. The amendment was filed with the Secretary of State of the State of Nevada on February 24, 2017.

The amendment to the Charter is filed as Exhibit 3.1 to this report and is incorporated by reference herein. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Charter, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On February 17, 2017, the Company held the Special Meeting. As of January 13, 2017, the record date for the Special Meeting, there were 6,781,357 shares of our common stock outstanding and entitled to vote. At the Special Meeting, the holders of 4,467,178 shares were present in person or represented by proxy, which represented 65.874% of the total shares entitled to vote at the Special Meeting.

(b)       The following actions were taken at the Special Meeting:

(1)	The amendment to the Company’s Charter to increase the number of authorized shares of our common stock to 150,000,000 shares, was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,934,287	427,485	51,934	53,472

(2)	The adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,940,257	462,720	64,200	1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Neurotrope, Inc. Certificate of Amendment to Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: February 24, 2017	By: /s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer